Exhibit 99.1.

THOMAS J. USHER NAMED ACTING PRESIDENT OF U. S. STEEL GROUP

          PITTSBURGH, May 29 -USX Corporation announced today that its board of directors named USX Chairman and Chief Executive Officer Thomas J. Usher as

acting president of the U. S. Steel Group (NYSE: X), effective immediately.

Usher had previously served as president of U. S. Steel from 1991 to 1994.

Usher fills the vacancy created by the death of U. S. Steel President and USX

Vice Chairman Paul J. Wilhelm on April 27, 2001.